EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Expeditors International of Washington, Inc.:

We consent to the incorporation by reference in the registration statements (No. 33-17219, No. 33-22992, No. 33-36392, No. 33-38075, No. 33-67066, No. 33-81460, No. 333-36406, No. 333-88818, and No. 333-142814) on Form S-8 of Expeditors International of Washington, Inc. of our reports dated February 29, 2008, with respect to the consolidated balance sheets of Expeditors International of Washington, Inc. and subsidiaries as of December 31, 2007 and 2006, and the related consolidated statements of earnings, shareholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2007, and the effectiveness of internal control over financial reporting as of December 31, 2007, which reports appear in the December 31, 2007 annual report on Form 10-K of Expeditors International of Washington, Inc.

/s/ KPMG LLP

Seattle, Washington
February 29, 2008